UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2005

Power3 Medical Products, Inc.

(Exact name of registrant as specified in its charter)

New York	0-24921	65-0565144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Research Forest Drive, Suite B2-3
The Woodlands, Texas  77381

(Address of principal executive offices and zip code)

(281) 466-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

On May 31, 2005, Power 3 Medical Products, Inc. (the “Company”) executed a promissory note in the principal amount of $55,000 payable to Steven B. Rash (the “Payee”).

Under the terms of the note, the principal amount of fifty five thousand dollars ($55,000.00) (“Principal”) shall be due and payable on or before June 30, 2005 (“Maturity Date”).

Should the Principal not be repaid as of June 30, 2005 interest of 6 % per year on any unpaid Principal amount will be earned by the Payee until such time as all of the Principal amount is repaid.  This Note may be repaid at any time prior to June 30, 2005 without interest or penalty.

On June 3, 2005, Power 3 Medical Products, Inc. (the “Company”) executed a promissory note in the principal amount of $50,000 payable to Ira L. Goldknopf (the “Payee”).

Under the terms of the note, the principal amount of fifty thousand dollars ($50,000.00) (“Principal”) shall be due and payable on or before June 30, 2005 (“Maturity Date”).

Should the Principal not be repaid as of June 30, 2005 interest of 6 % per year on any unpaid Principal amount will be earned by the Payee until such time as all of the Principal amount is repaid.  This Note may be repaid at any time prior to June 30, 2005 without interest or penalty.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 31, 2005, the Company became obligated on a promissory note in the principal amount of $55,000.  Please refer to “Item 1.01 – Entry Into a Material Definitive Agreement” above for further information.

On June 3, 2005, the Company became obligated on a promissory note in the principal amount of $50,000.  Please refer to “Item 1.01 – Entry Into a Material Definitive Agreement” above for further information.

Exhibit Number	Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power3 Medical Products, Inc.

	By:	/s/ John P. Burton
John P. Burton
Chief Accounting Officer
Date: June 6, 2005